Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2021, relating to the consolidated financial statements of Nephros, Inc. and Subsidiaries (the “Company’) as of and for the years ended December 31, 2020 and 2019, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

June 2, 2021